Exhibit 23(j)(ii)

                               CONSENT OF COUNSEL

          We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of The 787 Fund, Inc. as filed with the Securities and Exchange Commission on or about February 27, 2009.


/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
February 27, 2009